Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Franklin Street Properties Corp.
Wakefield, Massachusetts

We hereby consent to the inclusion in Amendment No. 1 to the Current Report on Form 8-K/A of Franklin Street Properties Corp. of our report dated July 19, 2006 (the "Report"), related to our audit of the accompanying statement of revenues and certain operating expenses of One Overton Park for the year ended December 31, 2005. We further consent to the incorporation by reference of the Report in Form S-3 (File No. 333-134405) and Form S-8 (File No. 333-91680). Our report refers to the fact that the statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of revenues and expenses.

                                      /s/ JOSEPH DECOSIMO AND COMPANY, LLC

Atlanta, Georgia
August 22, 2006